UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2017

EARTH SCIENCE TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55000	45-4267181
(Commission File Number)	(IRS Employer Identification No.)

8000 NW 31st Street, Suite 19 Doral, FL	33122
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (305) 615-2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Exclusive Distribution Agreement with Laboratoire Bionatus Pharmacognosique (“Bionatus”)

Effective July 1, 2017, the Registrant executed an exclusive distribution agreement to be the exclusive distributor in the U.S.A. for a new line of products to be developed jointly by Bionatus and the Registrant (“New Products”).

The Registrant will be the exclusive supplier of the hemp oil for the New Products. The Registrant may determine the sale price of the New Products and the profits from the sales of the New Products will be split 50/50 with Bionatus. Registrant has a minimum annual sales target of at least one batch of production for each New Product, which if not achieved gives Bionatus the right to terminate the agreement; otherwise the term will continue for 5 years.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Document

99.1	Exclusive Distribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: December 8, 2017	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
President and COO